UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Tile Shop Holdings, Inc.
(Exact name of registrant as specified in its charter)
Delaware	45-5538095
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14000 Carlson Parkway Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

EXPLANATORY NOTE

This registration statement on Form 8-A relates to the registration under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Common Stock, par value $0.0001 per share (the “Common Stock”), of Tile Shop Holdings, Inc. (the “Registrant”) in connection with the anticipated listing of the Common Stock on The Nasdaq Stock Market LLC (the “Nasdaq”). The Registrant anticipates that the trading of the Common Stock on the Nasdaq will begin at the opening of trading on June 17, 2021 under the symbol “TTSH.”

Item 1.	Description of Registrant’s Securities to Be Registered.

The description of the Registrant’s Common Stock as set forth under the caption “Description of TS Holdings Securities” in the prospectus constituting part of the Registrant’s Registration Statement on Form S-4 (File No. 333-182482), initially filed with the Securities and Exchange Commission (the “SEC”) on July 2, 2012, as amended, as such description is amended and updated by the description set forth under the caption “Common Stock” included in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (File No. 001-35629), filed with the SEC on March 11, 2021, including any amendment or report filed for the purpose of updating such description, is incorporated herein by reference, except that the section heading “Quotation” is hereby amended as follows:

Listing

The Common Stock is anticipated to be listed on The Nasdaq Stock Market LLC under the symbol “TTSH.”

Item 2.	Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on the Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 14, 2021	TILE SHOP HOLDINGS, INC.

	By:	/s/ Nancy DiMattia
	Name:	Nancy DiMattia
	Title:	Chief Financial Officer